Exhibit (e)

CONSENT OF MAG. CHRISTOPH KREUTLER

I hereby consent to the use of my name under the heading “Sources of Information” in this Annual Report on Form 18-K for the year ended December 31, 2024 of Oesterreichische Kontrollbank Aktiengesellschaft and to its incorporation by reference into Registration Statement No. 333-273783 of Oesterreichische Kontrollbank Aktiengesellschaft.

Date: April 15, 2025

/s/ MAG. CHRISTOPH KREUTLER
Name:	Mag. Christoph Kreutler
Title:	Director, Head of the Division for Export Financing, International Export Promotion Policy and State Guarantees, Ministry of Finance of the Republic of Austria